Earnings Presentation Third Quarter 2026 Nasdaq: NAGE | November 4, 2026

This presentation and other written or oral statements made from time to time by representatives of Niagen Bioscience contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2026 financial outlook, and which may be identified by the use of words like “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows, planned investments, and financial performance, business, business strategy, expansion, growth, key drivers (including cost savings and increased investments), products and services we offer and their impact on our performance or products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”), and in subsequent filings with the Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to: our relationships with major customers; a decline in general economic conditions nationally and internationally; the market and size of the vitamin, mineral and dietary supplement market and the intravenous market; decreased demand for our products and services; market acceptance of our products; the success of our brand campaign and other marketing investments; interruptions in our ability to sell products through third-party online marketplaces; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; regulation of our advertising, marketing and sales practices by the FTC and state authorities; competition from other providers and products, including other supplements such as NMN; risks in product development; our ability to develop pharmaceutical business; the Company's therapeutic pipeline, including NB4168, preclinical and IND-enabling studies, and regulatory designations and development plans; inability to raise capital to fund continuing operations or new product development; changes in government regulation or regulatory priorities of government officials; the ability to complete customer transactions and capital raising transactions; inflationary conditions and adverse economic conditions; our history of operating losses; the growth and profitability of our product sales; our ability to maintain and grow sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; unanticipated developments in and risks related to the Company’s ability to secure adequate quantities of pharmaceutical-grade Niagen in a timely manner; the Company’s ability to obtain appropriate contracts and arrangements with U.S. FDA-registered 503B outsourcing facilities required to compound and distribute pharmaceutical-grade Niagen to clinics; the Company’s ability to remain on the U.S. FDA Bulk Drug Substances Nominated for Use in Compounding Under Section 503B of the Federal Food, Drug, and Cosmetic Act Category 1 list; the Company’s ability to maintain and enforce the Company’s existing intellectual property and obtain new patents; whether the potential benefits of NRC can be further supported; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities, including with respect to products seeking to compete in our market; mislabeling or other misleading marketing practices by competitors; economic and market instability, including as a result of tariffs or trade conflicts; and the risks and uncertainties associated with our business and financial condition in general. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  About Non-GAAP Financial Measures Niagen Bioscience’s non-GAAP financial measure, Adjusted EBITDA, is defined as net income before interest, provision for income taxes, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense and other infrequent items, including gains recognized related to the sale of an operating segment and a royalty settlement. Niagen Bioscience used this non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP measure should not be viewed in isolation from or as a substitute for Niagen Bioscience’s financial results in accordance with GAAP. Reconciliation of this non-GAAP measure to the most directly comparable GAAP measure is attached to this presentation. Safe Harbor Statement FDA Disclaimer Statements made in this presentation have not been evaluated by the Food and Drug Administration. Niagen Bioscience products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors. 2

Executing Long-Term Strategic Growth Initiatives Key strategic initiatives during Q3 2026. Consumer Products and Niagen Plus • Direct-to-consumer sales on the Company’s website grew by 13% year-over-year. • Launched the liquid, ready-to-inject Niagen Plus At-Home Injection Kit. • Launched Niagen NanoCloud™, the first dermatologist-tested topical product powered by Niagen NR. • Launched “Don't Get Old. Age Better®,” a new brand campaign for the Niagen® brand and sub-brands Tru Niagen® and Niagen Plus™, featuring 11-time world champion surfer Kelly Slater and more than 20 partners, across sports, entertainment, and medicine. • Launched on Walmart.com, GNC, and Sam’s Club locations. Drug Development • Engaged industry veterans from Red Sky Partners to support the advancement of NB4168, targeting rare genetic diseases and aging-related disorders. Research • Announced a Start-Up Agreement with Mass General Brigham (MGB) to begin detailed planning for what is envisioned to be the largest and most comprehensive clinical trial of Niagen to date. • Announced the publication of a new peer-reviewed analysis of past clinical studies, showing that Niagen® was associated with reduced muscle epigenetic age acceleration measured by the MEAT clock. 3

We are the global authority on NAD+ and healthy aging. We address aging at its root by unlocking the potential of NAD+, a vital coenzyme that declines with age. We developed Niagen®, the most efficient, high - quality NAD+ booster, and Tru Niagen®, the #1 NAD+ healthy aging supplement in the U.S. 1, as well as the Niagen Plus product portfolio for advanced delivery formats including infusions and injections. We have also developed Nanocloud skincare products containing Niagen and are developing therapies for rare genetic diseases. 1 Based on the top - selling dietary supplement brands by revenue per the largest U.S. e - commerce marketplace Niagen ® Bioscience Mission 4

A Platform Built on NAD+ Science NAD+ Declines by up to ~65% between the ages of 30 and 70 1 A vast body of research has established Nicotinamide Adenine Dinucleotide (NAD+) as a vital co - enzyme for cellular defense and repair NAD+ is important for energy production and is shown to help cells repair during recovery, sickness, and aging Niagen Bioscience’s patented NAD+ boosting ingredient, nicotinamide riboside, has been clinically demonstrated to increase NAD+ levels, while oral NAD+ itself has not been shown to elevate NAD+ levels 1 Massudi et al., 2012; Janssens et al., 2022 | Based on analysis of human skin and muscle tissue. Tissue NAD+ Decline Age 30 Age 70 DID YOU KNOW? 5

World’s Leading NAD+ Platform INJECTABLES & TELEHEALTH CORE BUSINESS SKINCARE PHARMACEUTICAL Injectables InfusionsBranded products Ingredient partners Branded topical products and upcoming partnerships with large skincare companies Drug development for treatment of rare genetic diseases 6

Clinical Studies on Oral Niagen ® Showed Positive Outcomes in Multiple Health Areas 2 years is the longest duration of supplementation Presterud et al., 2023 140 participants is the largest population studied in a clinical trial Conze et al., 2019 3000 mg is the highest dose with established safety Berven et al., 2023 Note: highlighted achievements in duration, participation and dosage only consider peer - reviewed, published studies. Status of clinical studies presented as of 10.28.2026 7

Scientific Advisory Board
Guides Our Research-Driven Approach



Charles Brenner, Ph.D.

Professor of Metabolic Regulation
Faculties of Medicine, Pharmacy, and Helsinki Institute of Life Science
University of Helsinki

World's Foremost Authority on NAD+ Metabolism

NOBEL PRIZE WINNER | CHEMISTRY



Roger Kornberg, Ph.D.

Professor of Structural Biology
Stanford University

Nobel Prize Winner, Chemistry, 2006



Rudolph Tanzi, Ph.D.

Kennedy Professor of Neurology
Harvard University

Leading Alzheimer's Researcher, TIME 100 Most Influential 2015



Bruce German, Ph.D.

Chairman of Food, Nutrition, & Health
University of California, Davis

Leader in Food, Nutrition, & Wellness Innovation



Dr. Pinchas Hassy Cohen

Dean & Professor of Gerontology, Medicine and Biological Sciences
University of Southern California

Aging expert with pioneering research and discoveries on mitochondria and novel microproteins



Brunie H. Felding, Ph.D.

Associate Professor of Molecular Medicine
Scripps Research Institute

Renowned Breast Cancer Researcher focused on NAD+ supplementation



Dr. Vilhelm (Will) Bohr, M.D., Ph.D., D.Sc.

Professor in Genome Instability and Neurodegeneration, Department of Cellular and Molecular Medicine, **University of Copenhagen.**

One of the world's most published researchers on aging and neurodegenerative disease

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Andrew Shao Ph.D SVP, Global Regulatory & Scientific Affairs Nutrition scientist and regulatory expert with extensive experience in dietary supplement research, global regulatory policy, and scientific affairs. Ozan Pamir Chief Financial Officer Finance executive with deep experience in life sciences, corporate strategy, and capital markets, bringing a strong background in financial leadership and investor relations. Carlos Lopez SVP, General Counsel Experienced legal executive in the dietary supplements and natural products industries, with a strong background in corporate governance, regulatory compliance, and commercial law. Michiko Kelley Chief Marketing Officer Global marketing executive with extensive experience in consumer and medical technology sectors, specializing in brand development, digital strategy, and international market expansion. Rob Fried Chief Executive Officer Seasoned entrepreneur and executive with decades of leadership experience spanning health and wellness, media, and technology, with a track record of building and scaling growth - oriented companies. Management Team 9

Financial Highlights 10

(1) See slide 15 for the non-GAAP reconciliation 62.9% gross profit margin Net loss of $(1.2) million or $(0.01) per share $0.5 million Positive Adjusted EBITDA(1) $69.5 million cash, no outstanding borrowings Third Quarter 2026 Highlights $27.2 million net sales $2.6 million Operating Cash Flow 11

(1) See slide 15 for the non-GAAP reconciliation. Net Sales $27.2M Tru Niagen $23.3M Gross Margin 62.9% Net Loss $(1.2)M Adj. EBITDA(1) $0.5M Cash & Liquidity Quarter-End Cash: $69.5M Borrowings: None Strong balance sheet supports our investment in long-term growth. Q3 2026: Investing for Long-Term Growth While Maintaining Financial Discipline 2026 Outlook Direct website growth of 15-20% E-commerce growth of 5%, remainder of the consumer business to offset the growth Niagen Plus and Skincare to become contributors in 2027 Cash flow from core business to fund strategic optionality in pharma, skincare, and telehealth Cash Generation $2.6M Cash from operations 12

2025 – 2026 Net Sales Summary

($ in millions)

	2026			2025				
	Q1	Q2	Q3	Q1	Q2	Q3	Q4	FY
Ecommerce	19.2	20.5	18.2	16.8	18.1	19.0	20.2	74.1
Watson's & Other B2B	3.2	3.6	5.2	4.7	4.6	7.0	7.3	23.6
Total Tru Niagen	*22.4*	*24.2*	*23.3*	*21.5*	*22.7*	*26.0*	*27.5*	*97.7*
Food-grade Niagen	7.3	4.9	3.4	7.0	6.0	6.4	4.7	24.1
Pharmaceutical-grade Niagen	0.9	0.4	0.4	1.0	1.4	0.5	0.9	3.8
Total Niagen Ingredient	*8.2*	*5.4*	*3.8*	*8.0*	*7.4*	*6.9*	*5.6*	*27.9*
Niagen Related Revenues	***30.6***	***29.5***	***27.1***	***29.5***	***30.1***	***32.9***	***33.1***	***125.6***
Other Ingredients	0.4	0.0	0.0	0.2	0.2	0.3	0.0	0.7
Analytical Reference Standards & Services[1]	0.4	0.0	0.0	0.8	0.8	0.8	0.7	3.1
Corporate and Other[2]	0.1	0.2	0.1	0.0	0.0	0.0	0.0	0.0
Total Net Sales	***31.5***	***29.8***	***27.2***	***30.5***	***31.1***	***34.0***	***33.8***	***129.4***
Total Net Sales, Excluding Divested Segment	***31.1***	***29.8***	***27.2***	***29.7***	***30.3***	***33.2***	***33.1***	***126.3***
Tru Niagen as % of Total Net Sales	*71 %*	*81 %*	*86 %*	*71 %*	*73 %*	*77 %*	*81 %*	*75 %*
Niagen Related Revenues as % of Total Net Sales	*97 %*	*99 %*	*100 %*	*97 %*	*97 %*	*97 %*	*98 %*	*97 %*
YoY Growth Rate - Net Sales								
Total Company	3 %	(4)%	(20)%	38 %	37 %	33 %	16 %	30 %
Niagen Related	4 %	(2)%	(18)%	37 %	38 %	33 %	18 %	31 %
Total Tru Niagen	4 %	6 %	(10)%	24 %	22 %	44 %	21 %	27 %

(1) In February 2026, the Company divested its Analytical Reference Standards and Services operating segment.
(2) Beginning March 2026 includes net sales from the transition services agreement (TSA) related to the divestiture of the operating segment. The TSA expired in August 2026.
Note: Amounts presented in millions may not tie or sum to reported amounts in our 10-Q due to rounding.

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Three Months Ended September 30, Nine Months Ended September 30, ($ in thousands) 2026 2025 2026 2025 Net Sales 27,192 33,986 88,451 95,584 Gross Profit % of Net Sales 17,105 62.9% 21,928 64.5% 56,395 63.8% 61,485 64.3% Sales and Marketing % of Net Sales 8,713 32.0% 8,768 25.8% 28,518 32.2% 25,092 26.3% Research and Development 1,796 1,795 4,790 4,620 General and Administrative (1) 8,183 7,129 22,398 19,580 Operating Income (Loss) (1,587) 4,236 689 12,193 Nonoperating - Gain on Sale of Operating Segment (2) — — 4,781 — Net Income (Loss) (1,173) 4,578 6,108 13,250 Adjusted EBITDA (3) 455 6,361 7,327 16,304 Key P&L Metrics (1) G&A during the nine months ended September 30, 2025 was reduced by a $1.3 million recovery of prior credit losses related to the Elysium Health legal settlement. (2) Reflects the gain on sale related to the divestiture of the analytical reference standards and services operating segment in February 2026. (3) See slide 15 for the non-GAAP reconciliation. 14

Adjusted EBITDA Summary

Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Three Months Ended				FY	Three Months Ended		
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025	Q1 2026	Q2 2026	Q3 2026
Net income (Loss), as reported	$ 5,063	$ 3,609	$ 4,578	$ 4,132	$ 17,382	$ 6,318	$ 963	$ (1,173)
Adjustments								
Interest income, net	(459)	(552)	(564)	(552)	(2,127)	(375)	(372)	(414)
Provision for income taxes	168	128	222	292	810	417	106	—
Depreciation	158	158	157	139	612	116	117	115
Amortization of intangibles	37	38	38	60	173	175	174	175
Noncash lease expense	173	159	164	169	665	173	179	183
Share-based compensation	1,075	1,488	1,756	1,748	6,067	1,716	1,723	1,522
Severance and restructuring	4	21	10	53	88	79	144	47
Gain on settlement of royalty obligation (1)	—	—	—	(1,983)	(1,983)	—	—	—
Recovery of credit losses related to legal settlement (2)	(1,325)	—	—	—	(1,325)	—	—	—
Gain on sale of operating segment (3)	—	—	—	—	—	(4,784)	3	—
Adjusted EBITDA	$ 4,894	$ 5,049	$ 6,361	$ 4,058	$ 20,362	$ 3,835	$ 3,037	$ 455

Adjusted EBITDA remained positive at $0.5 million in Q3 2026 despite net loss during the quarter

(1) Gain recognized related to the settlement of royalty obligations from an agreement with Queen's University Belfast.
(2) The recovery of credit losses stems from the 2024 legal settlement with Elysium Health, LLC, paid in two installments, reversing a bad debt write-off from 2019.
(3) Gain related to the sale of the Company's Analytical Reference Standards and Services operating segment.

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Quarterly Balance Sheet Highlights (in thousands) 9/30/25 12/31/25 3/31/26 6/30/26 9/30/26 Key Drivers Since Year-End (Q4 2025 vs Q3 2026) Cash $64,290 $64,788 $66,549 $66,740 $69,509 Up $4.7 million primarily driven by positive operating results and proceeds from the sale of the non-core business, partially offset by share repurchases Inventory 18,791 20,424 24,016 20,640 20,524 Remained well controlled as the Company balanced inventory with expected demand Trade Receivables 8,506 9,741 13,068 8,580 6,840 Down $2.9 million, reflecting a previously withheld receivables related to a dispute with a retail partner in Asia being released Accrued Liabilities 8,700 7,722 7,621 3,841 3,933 Down $3.8 million primarily due to payment of the liability settlement in Q1 2026 and normal changes in accrued compensation and other operating accruals Accounts Payable 12,742 10,796 13,277 9,439 11,503 Up $0.7 million due to normal operating activities and the timing of cash disbursements. Equity $70,676 $76,533 $82,330 $82,528 $83,074 Up $6.5 million driven by earnings, share-based compensation and stock option exercises, partially offset by share repurchases Financial strength supports disciplined investment, strategic flexibility, and long-term shareholder value creation. 16

Cash Flow Highlights

(in thousands)	Three Months Ended				FY 2025	Three Months Ended			Nine Months Ended September 30, 2026
	3/31/25	6/30/25	9/30/25	12/31/25		3/31/26	6/30/26	9/30/26	
Net Income (Loss)	$5,063	$3,609	$4,578	$4,132	$17,382	$6,318	$963	$(1,173)	$6,108
Working Capital Changes	2,681	(4,399)	(3,004)	(3,669)	(8,391)	(5,017)	(334)	1,937	(3,414)
Cash Provided by / (Used for) Operations	7,883	1,250	3,692	679	13,504	(1,194)	2,772	2,625	4,203
Cash Provided by / (Used for) Investing	(32)	(135)	(24)	(101)	(292)	5,245	(92)	(52)	5,101
Cash Provided by / (Used for) Financing	3,105 (1)	3,743 (2)	148 (3)	(80) (4)	6,916 (5)	(2,290) (6)	(2,489) (7)	196 (8)	(4,583) (9)
Net Increase in Cash	**$10,956**	**$4,858**	**$3,816**	**$498**	**$20,128**	**$1,761**	**$191**	**$2,769**	**$4,721**
Ending Cash Balance	**$55,616**	**$60,474**	**$64,290**	**$64,788**	**$64,788**	**$66,549**	**$66,740**	**$69,509**	**$69,509**

$2.6M operating cash flow, **$69.5M** cash balance and no borrowings.

1. Includes $3.1 million in proceeds from the exercise of stock options.
2. Includes $3.7 million in proceeds from the exercise of stock options.
3. Includes $0.2 million in proceeds from the exercise of stock options.
4. Includes $0.2 million in proceeds from the exercise of stock options and ($0.3) million in repurchase of common stock
5. Includes $7.2 million in proceeds from the exercise of stock options and ($0.3) million in repurchase of common stock.
6. Includes $0.1 million in proceeds from the exercise of stock options and ($2.4) million in repurchase of common stock.
7. Includes $0.2 million in proceeds from the exercise of stock options, $0.1 million in proceeds from ESPP, and ($2.8) million in repurchase of common stock.
8. Includes $0.2 million in proceeds from the exercise of stock options.
9. Includes $0.5 million in proceeds from the exercise of stock options, $0.1 million in proceeds from ESPP, and ($5.1) million in repurchase of common stock.

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Contact Info: Niagen Bioscience Investor Relations: KCSA Strategic Communications Valter Pinto, Managing Director T: +1 (212) 896-1254 Niagen@kcsa.com www.niagenbioscience.com Where to purchase Tru Niagen® TruNiagen.com Find Health Clinics Offering Niagen® Plus NiagenPlus.com 18